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                                 CONSULTING AGREEMENT


     This Consulting Agreement (this "Agreement") is entered into on May 19, 1999, between Castle & Cooke, Inc., a Hawaii corporation ("COMPANY"), and Wallace S. Miyahira ("CONSULTANT").


                                       RECITALS

     A. CONSULTANT will be retiring as an employee of COMPANY and COMPANY wishes to retain CONSULTANT to perform certain services ("Services") following his retirement as deemed necessary or desirable by the COMPANY's Chairman and CEO or by the senior executive for the COMPANY's Oahu residential and commercial operations.

     B. CONSULTANT has the skills, training and expertise necessary to perform the Services required by COMPANY.

     C. COMPANY requires the utmost flexibility in contracting for and scheduling performance of the Services.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:


                                      AGREEMENT

     1.   SERVICES

     A. CONSULTANT shall commence providing the Services on the first business day of the month following his retirement from the Company and shall continue to do so to and including December 31, 1999 (the "Term") unless sooner terminated as provided herein. This Agreement may be continued on a month to month basis following December 31, 1999 upon such terms as may be agreed to in writing by the parties.

     B. CONSULTANT will render the Services to COMPANY, and COMPANY will pay CONSULTANT for the Services, the sum of $14,000 per calendar month, plus the applicable Hawaii general excise tax (or any successor tax thereto). While CONSULTANT is not required to devote a specific amount of time to the performance of Services each month, the parties agree that the intent of this Agreement is that CONSULTANT's services will average approximately ninety (90) hours per month over the Term of this Agreement. Amounts to CONSULTANT hereunder shall be payable on the tenth business day of each calendar month for services during the prior month.

     C. COMPANY shall reimburse CONSULTANT for reasonable business expenditures

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made and substantiated in accordance with the policies and procedures established from time to time by COMPANY.

     D. During the Term, CONSULTANT agrees to use his best efforts in rendering Services to COMPANY. CONSULTANT shall perform his duties as requested by COMPANY in a professional manner and in a manner which shall be in the best interest of COMPANY. CONSULTANT shall exercise such care as an ordinary prudent person in a like position would exercise under similar circumstances.
CONSULTANT may work for others provided they are not competitors of COMPANY and so long as there is no impairment of the performance of Services.

     E. CONSULTANT's primary focus shall be on long-range planning and government affairs as they affect COMPANY, but CONSULTANT shall also provide such other services and advice as is within the scope of his professional expertise.

     F. CONSULTANT shall comply with all applicable laws and workplace policies in performing the Services.

     2.   STATUS OF PARTIES

     A. COMPANY neither reserves, nor will it exercise, control over the method or manner by which CONSULTANT provides the Services. It is understood and agreed by the parties that no joint venture, partnership, employment, agency or other relationship between COMPANY and CONSULTANT, or CONSULTANT's employees or agents, is created by this Agreement. No agent, employee or servant of CONSULTANT shall be deemed to be the employee, agent or servant of COMPANY. The parties agree that CONSULTANT cannot and shall not contract on behalf of COMPANY. CONSULTANT shall perform Services as an independent contractor, and not as an agent or employee of COMPANY, and nothing enumerated herein shall be construed to be inconsistent with this statement. Neither CONSULTANT nor CONSULTANT's dependents, family members, heirs, successors or assigns will be entitled to any benefits that COMPANY provides to employees, including but not limited to medical and dental plans, life insurance, vacation pay, pension or profit sharing plans, bonuses or other forms of deferred compensation as a result of this Agreement. CONSULTANT shall be solely responsible, as an independent contractor, for the payment of all CONSULTANT's employment, payroll and other taxes.

     B. CONSULTANT is currently a member of the Board of Directors of COMPANY and has been nominated to continue to serve as a Director. Notwithstanding any other provision of this Agreement, while CONSULTANT serves as a Director of the COMPANY, nothing in this Agreement is intended or shall be construed to limit CONSULTANT's duties or obligations as a Director, including without limitation, his duty of care and his duty of loyalty to the COMPANY and his reporting obligations under applicable securities laws. The parties also intend and agree that during the Term of this Agreement and during extensions as may be agreed to by the parties in accordance with Section 1.A. above, CONSULTANT will not be entitled to compensation for his services as a Director. By way of illustration, during the Term of this Agreement CONSULTANT will not be entitled to Director retainer fees, fees for attending meetings of the Board of Directors,

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or share credits under the COMPANY'S Deferred Stock Compensation Plan for
Non-Employee Directors.

     3.   WARRANTIES AND INDEMNIFICATIONS

     A. CONSULTANT agrees to indemnify COMPANY from and against any loss, claims, cost or expense, including reasonable attorneys' fees, incurred by COMPANY arising out of or in connection with any breach of CONSULTANT's representations, warranties, covenants or agreements hereunder, including but not limited to taxes, penalties and interest, assessed against COMPANY as a result of a determination by any government agency that CONSULTANT's relationship with COMPANY was other than that of an independent contractor.

     B. CONSULTANT warrants that he has the authority to enter into this Agreement and that neither this Agreement nor CONSULTANT's performance hereunder breaches any other contracts, commitments, agreements, or understandings into which CONSULTANT has entered.

     C. COMPANY agrees to indemnify, defend and hold harmless CONSULTANT from and against any losses, claims, costs or expenses, including reasonable attorneys' fees, incurred by CONSULTANT arising out of or in connection with (i) any breach of COMPANY's obligations hereunder, and (ii) any claims by third parties relating to CONSULTANT's performance of his obligations hereunder or otherwise relating to the business or operations of COMPANY, excluding, however, claims caused by the gross negligence or willful misconduct of CONSULTANT.

     4.   CONFIDENTIAL INFORMATION

     All information of or concerning COMPANY in any form which is or was previously made available to CONSULTANT, whether as a result of prior employment with COMPANY or in connection with the performance of Services hereunder, shall be treated as confidential information ("Confidential Information"), belongs solely to COMPANY and shall not be used by CONSULTANT for any purpose other than to perform the Services hereunder. CONSULTANT shall not disclose any Confidential Information to others, except to his employees and related third parties whose duties so require. CONSULTANT shall be responsible for any unauthorized use or disclosure of any Confidential Information by CONSULTANT or by any of his employees or related third parties and for any loss, including reasonable attorneys' fees, suffered by COMPANY proximately caused thereby. CONSULTANT's obligations of confidentiality and nondisclosure shall not apply to any portion of the Confidential Information which is or shall have become public knowledge, by publication or otherwise through no fault of CONSULTANT or is required to be disclosed by law.

     5.   OWNERSHIP AND USE OF CONSULTANT'S WORK FOR COMPANY

     CONSULTANT acknowledges that all work papers, documentation and other material

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delivered to COMPANY pursuant to this Agreement will belong solely to COMPANY and may not be used by CONSULTANT for any other purpose whatsoever; provided that COMPANY will not use CONSULTANT's name or attribute any statement, analysis or information to CONSULTANT without CONSULTANT's prior approval, which approval shall not be unreasonably withheld; and provided further, that CONSULTANT may use such materials to perform Services hereunder, to monitor or evaluate such Services or to develop internally CONSULTANT's professional capability. Upon completion of the Services, or termination pursuant to
Section 6 hereof, CONSULTANT shall, at the COMPANY's direction, destroy all materials furnished by COMPANY, all of CONSULTANT's work papers, analyses, drafts and other materials prepared in connection with the Services or produced for COMPANY by CONSULTANT, deliver specific materials to COMPANY or retain them for possible future reference. Notwithstanding any other provision of this Agreement, CONSULTANT will be entitled to retain for his internal purposes one copy of each written report furnished to COMPANY by CONSULTANT; provided that the obligations of CONSULTANT pursuant to Section 4 hereof shall survive with respect to each such copy maintained by CONSULTANT for as long as CONSULTANT maintains such copy. Should CONSULTANT no longer desire to maintain such copy, CONSULTANT shall return each such copy to COMPANY.

     6.   TERMINATION

     A. Either party may terminate this Agreement at any time, with or without cause, by providing at least two (2) weeks' written notice to the other party. In the event of such termination of this Agreement prior to the completion of the Term, CONSULTANT shall be entitled to the compensation earned by him prior to the date of termination pro rata up to and including that date.

     B. On termination, in accordance with the provisions of Paragraph 1.C. hereof, COMPANY shall also pay CONSULTANT an amount equal to the expenses incurred by him through the date of termination. CONSULTANT shall be entitled to no further compensation hereunder as of the date of termination.

     7.   ENTIRE AGREEMENT

     This Agreement represents the entire agreement between the parties and supersedes all prior and concurrent proposals, understandings, communications and agreements between the parties relating to the subject matter of this Agreement. Any modifications or changes will not be effective unless in writing and signed by both parties. CONSULTANT and COMPANY agree that the provisions of this Agreement are severable and that the invalidity of any portion of this Agreement shall not affect the validity of the remainder of the Agreement.

     8.   GOVERNING LAW

     The Agreement shall be construed pursuant to the laws of the State of Hawaii.

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     9.    SURVIVAL OF TERMS

     The provisions of Section 2 (Status of Parties), Section 3 (Warranties and Indemnifications), Section 4 (Confidential Information) and Section 5 (Ownership and Use of CONSULTANT's Work for COMPANY) shall survive the termination of this Agreement.

     IT WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first written above.


CONSULTANT                                  COMPANY


 /s/ Wallace S. Miyahira              /s/   Roberta Wieman
---------------------------------     ------------------------------------------
     Wallace S. Miyahira              By:   Roberta Wieman
                                          --------------------------------------
                                      Its:   Vice President, Corporate Secretary
                                          --------------------------------------


                                      /s/   Kevin R. Shaney
                                      ------------------------------------------
                                      By:    Kevin R. Shaney
                                         ---------------------------------------
                                      Its:   Vice President
                                         ---------------------------------------


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